EXHIBIT 10.2


                                      LEASE

         THIS LEASE ("Lease") is made and entered into this 5th day of August, 2004, by and between UNIWEST, INC. (hereinafter referred to as "Landlord"), and CYGENE, INC. (hereinafter referred to as "Tenant").

         In consideration of TEN AND 00/100 DOLLARS ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       PREMISES.

         (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain one-story professional office building located at 5511 University Drive, Coral Springs, Florida, legally described on the attached Exhibit "A" (hereinafter referred to as the "Premises").

         (b) Prior to the Commencement Date, Tenant shall construct certain initial tenant improvements to the Premises (the "Tenant Improvements"). Landlord shall provide Tenant with a Tenant Improvement allowance (the "Allowance") in the amount of $142,080 (calculated at the rate of $20.00 per square foot based on 7,104 square feet). The Allowance shall be payable by Landlord to Tenant by means of the application of four (4) equal credits against the monthly Minimum Rent payable by Tenant pursuant to Paragraph 5 hereof, each such credit to be in the amount of $35,520 and to be applied against the installments of Minimum Rent that become due, respectively, for the 13th, 25th, 37th, and 49th calendar months of the Term. Notwithstanding the foregoing, in the event that, at any time prior to the 49th calendar month of the Term, (i) Tenant delivers to Landlord (A) bank statements showing available cash deposits of at least One Million Dollars ($1,000,000.00) in Tenant's name for a continuous period of at least ninety (90) days, (B) a certificate of occupancy issued by the City of Coral Springs, Florida, for the Premises, and (C) lien waivers from all contractors engaged by Tenant for the Tenant Improvements, or
(ii) there shall occur a transfer of the Premises to any third party as described in Paragraph 31, then, in either such case, and provided that Tenant is not then in default of its obligations under this lease in any material respect Landlord shall within thirty (30) days pay to Tenant in cash the full remaining amount of the Allowance; provided however, that if the conditions of the foregoing clause (i) are satisfied and if Tenant shall have provided to Landlord, at least 30 days prior thereto, bank statements showing the requisite cash on deposit for at least 60 days, then Landlord shall pay to Tenant the full remaining amount of the Allowance within five (5) days after the date as of which the conditions in clause (i) have been satisfied.

         (c) Landlord shall reasonably cooperate with Tenant in obtaining any required certificate or permit for the Tenant Improvements. Tenant shall contract for the installation of Tenant Improvements with a contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), or Tenant and Landlord may enter into a separate mutually acceptable contract pursuant to which Landlord shall install the Tenant Improvements. Landlord and Tenant shall mutually approve the plans and specifications of Tenant Improvements prior to the commencement of work. Landlord shall not charge Tenant any fee or other charges for the supervision and/or overhead associated with the construction of Tenant Improvements, provided that Tenant shall reimburse Landlord for Landlord's reasonable out of pocket expenses incurred in connection therewith.

2. USE. Tenant may use the Premises throughout the "Term" (as hereinafter defined) as an office and Medical related research and development Premises in connection with Tenant's ongoing business subject to all applicable zoning and land use rules, regulations and ordinances, and for no other purpose whatsoever.

3. TERM. The Lease term ("Term") shall commence on the Commencement Date and shall continue for a period of five (5) years. Tenant is hereby granted the

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option to renew this Lease for an additional term of five (5) years, exercisable by the giving of written notice of such exercise to Landlord no less than one hundred eighty (180) days prior to the expiration of the initial term of this Lease. "Commencement Date" means that date which is the first day in which both of the following conditions shall have been satisfied: (i) the installation of the Tenant Improvements shall have been completed in accordance with the terms of the applicable contractor agreement, and (ii) the certificate of occupancy or other applicable permit(s) from the City of Coral Springs shall have been issued; provided that if the Tenant Improvements are to be installed by a contractor other than Landlord or any affiliate of Landlord, then the Commencement Date shall be not later than one hundred twenty (120) days after the date of this Lease.

4. SECURITY DEPOSIT, FIRST AND LAST MONTH'S RENT. Tenant shall pay to Landlord upon execution of this Lease, a Security Deposit in an amount equal to one (1) month's Minimum Rent plus an additional Three Thousand Four Hundred Sixty Three Dollars and 20/100 ($3,463.20) representing an estimate of Additional Rent plus applicable sales tax due under Section 6 of this Lease. The Security Deposit shall be held by Landlord as security to ensure Tenant's faithful performance of all of the terms, covenants and conditions of this Lease. In the event of a sale of the Premises, Landlord shall have the right to transfer such Security Deposit to the purchaser or assignee to be held under the terms of this Lease whereupon Landlord shall be released from all further liability for the return of such Security Deposit to Tenant and Tenant shall look solely to such purchaser or assignee for such purpose. In the event Tenant defaults with respect to any of its obligations under this Lease including, but not limited to, payment of any Minimum Rent, Additional Rent, noncompliance with any and all laws, building codes, ordinances and zoning requirements, Landlord may apply all or any part of the Security Deposit so deposited for the payment of such defaulted Minimum Rent, Additional Rent or for such other sum which Landlord may expend or be required to expend by reason of Tenant's default. Landlord shall not be required to so use or apply any part of the Security Deposit, but if all or any part of such Security Deposit is so utilized or applied, then Tenant shall, upon demand, immediately deposit with Landlord an amount equal to the amount so utilized or applied. Interest shall not accrue on Tenant's Security Deposit nor shall Landlord be required to separate or segregate said monies. Additionally, Tenant shall pay to Landlord upon execution of this Lease, first month's Minimum Rent in the amount of Eleven Thousand Six Hundred Ninety Two and 00/100 ($11,692.00) Dollars, plus applicable sales tax, and first month's Additional Rent under Section 6 of this Lease in the amount of Three Thousand Four Hundred Sixty Three Dollars and 20/100 ($3,463.20) plus applicable sales tax. The sum of Twelve Thousand Six Hundred Fifty Six Dollars and 96/100 ($12,656.96) representing Minimum Rent for the last month of the initial term of this Lease, plus applicable sales tax, and an estimate of Additional Rent in the amount of Three Thousand Four Hundred Sixty Three Dollars and 20/100 ($3,463.20), plus applicable sales tax shall also be paid to the Landlord upon execution of this Lease. Interest shall not accrue on Tenant's Last Month's Rent nor shall Landlord be required to separate or segregate said monies.

5.       MINIMUM RENT.

         (a) On each "Rent Day" (as hereinafter defined), Tenant shall pay to Landlord monthly payments of base rent ("Minimum Rent") in the amount of Eleven Thousand Six Hundred Ninety Two ($11,692.00) Dollars, plus applicable sales tax. Minimum Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the number of days in such month. On each anniversary of the Commencement Date during the initial Term, the Minimum Rent shall increase by an amount equal to two (2%) percent of the Minimum Rent as then in effect. If the renewal option is exercised, then the Minimum Rent shall be increased on the commencement of the renewal Term, and on each anniversary of the Commencement Date thereafter, by a percentage equal to the percentage increase in the Consumer Price Index-U.S. City Average for All Urban Consumers - All Items (1982-84=100) of the United States Bureau of Labor Statistics, for the 12-month period then ended, provided that in no event shall the Minimum Rent be increased by more than five (5%) percent in any one year.

         (b) Tenant's payments of Minimum Rent shall be paid to Landlord in U.S. funds in advance on or before the first day of each month (the "Rent Day"), plus all applicable sales and use taxes for each of said monthly payments, without abatement, deduction or setoff. Minimum Rent shall commence on the Commencement

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Date. All payments shall be made payable to the party designated to receive notices and sent to the address for Landlord set forth herein.

         (c) In the event any monthly minimum Rent or Additional Rent payment is not paid within the ten (10) days after it is due, Tenant agrees to pay a late charge of one and one half percent (1.5%) of the amount of the payment due. Tenant shall pay to Landlord all sales or use taxes pertaining to the Minimum Rent and Additional Rent, currently six percent (6%), which shall be remitted by Landlord to the Florida Department of Revenue.

6.       REAL ESTATE TAXES AND IMPROVEMENT ASSESSMENTS.

         (a) Tenant shall pay as Additional Rent during the term of this Lease all ad valorem and real estate taxes levied or assessed by any lawful authority against all of the real estate which is now or hereafter becomes, a part of the Premises, and such other costs and fees incurred by Landlord in contesting any such taxes, assessments or charges and/or negotiating with any such lawful authority with respect thereto.

         (b) In the event any governmental authority having jurisdiction shall levy any assessment against the real estate which is now or hereafter becomes a part of the Premises for public betterments or improvements, Tenant shall also pay to Landlord as Additional Rent the amount of such assessment. Landlord shall have the option to take the benefit of any statute or ordinance permitting any such assessment for public betterments or improvements to be paid over a period of time in which case Tenant shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the term of this Lease. Landlord shall estimate the Taxes referred to in this Paragraph and Tenant shall pay $100.00 monthly, in advance, together with the payment of Fixed Minimum Annual Rent. After the end of each Lease Year, Landlord shall furnish Tenant a statement of the actual Taxes, and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's annual share for such period.

         (c) Tenant shall pay as Additional Rent during the term of this Lease, all maintenance, fees and costs levied or assessed against all of the real estate which is now or hereafter becomes a part of the Premises by Coral Springs Professional Campus, LLC, a Florida limited liability company, the Developer of the property where the Premises is located, it's successors and/or assigns; Coral Springs Professional Campus Sub Association I, Inc., a Florida corporation not for profit, it's successors and/or assigns; Coral Springs Professional Campus Master Association, Inc., a Florida corporation not for profit, it's successors and/or assigns; and any manager, management agent, firm or company whose duties are to manage the real estate which is now known as the Coral Springs Professional Campus.

         (d) Landlord represents and warrants to Tenant that, as of the date of this Lease, the aggregate amount payable as Additional Rent under this Section 6, on an annualized basis, shall be estimated at $5.85 per square foot. No representation or warranty is made by Landlord as to the actual amount of the Additional Rent under this Section 6 as of or for any period after the Commencement Date. Said additional rent charges to be reconciled accordingly on an annual basis in writing between the parties.

7.       PERSONAL PROPERTY TAXES.

         (a) Tenant shall pay all taxes charges against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall exert Tenant's best efforts to have personal property taxed separately from the Premises.

         (b) If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within ten (10) days after Tenant receives a written statement from Landlord for such personal property taxes.

8. UTILITIES. Tenant shall pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Premises during the term, whether or not the services are billed directly to Tenant. Tenant shall also procure, or cause to be procured, without cost to Landlord, any and all necessary permits,

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licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

9.       INSURANCE

         (a) "All-Risk" Coverage. Tenant shall, at its sole expense, obtain and keep in force, during the term of this Lease, "all-risk" coverage insurance (including flood insurance in the minimum amount of $1,000,000.00) naming Landlord and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insureds in the customary form in the City of Coral Springs, Florida, for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Premises. The amount of the insurance will be designated by Landlord no more frequently than once every twelve (12) months, will be set forth on an "agreed amount endorsement" to the policy of insurance, will not be more than the agreed value of the buildings and improvements.

         (b) General Liability. Tenant shall, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with a combined single limit of not less than One Million Dollars for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Landlord and Tenant, including without limitation coverage for contractual liability, broad form property damage, host liquor liability, and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use, or occupancy of the Premises. Tenant hereby acknowledges receipt of a copy of Landlord's existing insurance policy. The insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth herein. The insurance will be noncontributing with any insurance that may be carried by Landlord and will contain a provision that Landlord, although named as an insured, will nevertheless be entitled to recover under the policy for any loss, injury, or damage to Landlord, its agents, and employees, or the property of such persons. The limits and coverage of all the insurance will be adjusted by agreement of Landlord and Tenant during every third Lease year during the term of this Lease in conformity with the then prevailing custom of insuring liability in the City of Coral Springs, Florida.

         (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Florida, and rated at least A+ Class X by Best's Insurance Reports (property liability) or approved by Landlord. All insurance policies will be subject to approval by Landlord and any lender as to form and substance; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

         (d) Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Original or copies of original policies (together with copies of the endorsements naming Landlord, and any others specified by Landlord, as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry. No insurance required to be maintained by Tenant by this paragraph will be subject

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to any deductible without Landlord's prior written consent. Landlord's current policies being assumed by Tenant including existing deductibles are acceptable to Landlord.

         (e) Waiver. Landlord and Tenant waive all rights to recover against each other or against any other Tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs or of any other Tenant or occupant of the building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this Paragraph or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

         (f) Environmental. Tenant shall, at its sole expense, obtain and keep in force, during the term of this Lease, Environmental hazard insurance with limits of One Million Dollars per occurrence covering damage to the Premises and cost of cleanup.

10.      COMPLIANCE WITH LAWS

         (a) Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the Premises to be used or occupied:

                  (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement;

                  (2) in any manner or for any business or purpose that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the building in which the Premises are located or its contents.

         Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Premises are located.

         (b) Tenant's Obligations with Respect to Environmental Laws.

                  (1) Tenant and the Premises shall remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified herein, all as amended and modified from time to time (collectively, "environmental laws"). Tenant will maintain in effect and comply with all governmental permits relating to Tenant's use or operation of the Premises as required by applicable environmental laws. Landlord hereby represents to Tenant that it has not received any notice of violation from any governmental authority relating to the Premises' non-compliance with any environmental law or regulation. Tenant shall not be liable for any environmental condition existing on the Premises prior to the commencement of this Lease.

                  (2) Tenant shall not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined herein, on, in, under, or from the Premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the Premises; and if any hazardous material is found on the Premises, which are due to Tenant's use of the Premises and/or caused by Tenant, it's guests, invitees, representatives, employees, contractors or officers, Tenant, at its own cost and expense, will immediately take such action as is necessary to

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detain the spread of and remove the hazardous material to the complete satisfaction of Landlord and the appropriate governmental authorities.

                  (3) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with environmental laws. Tenant will promptly cure and have dismissed with prejudice any of those actions and proceedings, which are due to Tenant's use of the Premises and/or caused by Tenant, it's guests, invitees, representatives, employees, contractors or officers, to the satisfaction of Landlord. Tenant will keep the Premises free of any lien imposed pursuant to any environmental laws (subject to the last sentence of paragraph (b)(1), above).

                  (4) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Landlord's choosing, and if a violation of any of the warranties, representations, or covenants contained in this paragraph is discovered, the fees and expenses of such consultant will be borne by Tenant and will be paid as additional rent under this Lease on demand by Landlord.

                  (5) If Tenant fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any hazardous material from the Premises. The costs of hazardous material removal and any other cleanup, which are due to Tenant's use of the Premises and/or caused by Tenant, it's guests, invitees, representatives, employees, contractors or officers, (including transportation and storage costs) will be additional rent under this Lease, whether or not a court has ordered the cleanup, and those costs will become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employees access to the Premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, and this Lease will not be construed as creating any such obligation.

                  (6) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of:

                           (A) any hazardous material on, in, under, or
affecting all or any portion of the Premises which are due to Tenant's use of the Premises and/or caused by Tenant, its guests, invitees, representatives, employees, contractors or officers;

                           (B) any misrepresentation, inaccuracy, or breach of
any warranty, covenant, or agreement contained or referred to in this paragraph;

                           (C) any violation or claim of violation by Tenant of
any environmental law; or

                           (D) the imposition of any lien for the recovery of
any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material by Tenant, its guests, invitees, representatives, employees, contractors or officers.

         This indemnification is the personal obligation of Tenant and will survive termination of this Lease.

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         (A) For purposes of this Lease, "hazardous material" means:

                  (1) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. # 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1802, both as amended to this date and as amended after this date;

                  (2) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. # 6902, et seq., as amended to this date and as amended after this date;

                  (3) any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date; (4) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

                  (5) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. # 2011, et seq., as amended to this date or as amended after this date;

                  (6) asbestos in any form or condition; and

                  (7) polychlorinated biphenyls (PCB's) or substances or compounds containing PCB's.

         (B) Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, or, with the prior consent of the Landlord, in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the Premises, or Tenant's interest in the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply, Tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, Tenant may contest and delay, so long as (1) the contest or delay does not subject Landlord to criminal liability and (2) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this paragraph unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by or in the name of Landlord, or both. In that event Landlord will join the proceedings or permit them to be brought in its name if Tenant pays all related expenses.

11. ASSIGNMENTS AND SUBLEASES. No portion of the Premises or Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, which may be withheld or granted at Landlord's sole and absolute discretion. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. No transfer permitted under this Lease, whether with or without Landlord's consent shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease.

12. SIGNS. Tenant may install signs on the Premises in accordance with federal, state, and local statutes, laws, ordinances, codes and property association rules and regulations upon Landlord's prior written consent.

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13.      CONDITION OF PROPERTY, REPAIRS AND MAINTENANCE.

         (a) Subject to the provisions of Paragraph's 1 and 3 of this Lease with regard to the completion of the Tenant Improvements, Tenant accepts the Premises in their condition as of the execution of this Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as may be set forth in any separate agreement entered into between Landlord and Tenant for the construction of the Tenant Improvements, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

         (b) Tenant will, at its sole cost and expense, maintain the Premises in a clean condition and (except as provided below) make repairs, restorations, and replacements to the Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, and plumbing systems, and the fixtures and appurtenances to the Premises as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements within fifteen (15) days following written notice from Landlord, Landlord may make them at the expense of Tenant and the expense will be collectible as additional rent to be paid by Tenant within fifteen (15) days after delivery of a statement for the expense.

         (c) Landlord, at its sole cost and expense, shall maintain and keep in good order and repair and make any necessary replacements to the roof, roof membrane, roof covering, concrete slab, footings, foundation, structural components, exterior walls, exterior doors and windows, flooring (except for floor covering), and exterior plumbing systems of the Premises, except for any damage to any of the foregoing caused by Tenant, its agents, employees, or invitees. If Landlord shall not commence such repairs, or make application for any necessary permits for such repairs, within the fifteen (15) days following written notice from Tenant that such repairs are necessary, or if Landlord does not proceed with reasonable diligence to complete such repairs, then Tenant may, at its option, cause such Landlord's repairs to be made and shall furnish Landlord with a statement of the cost of such repairs upon substantial completion thereof. Landlord shall reimburse Tenant for the cost of such repairs within ten (10) days of the date of the statement from Tenant setting forth the amount due, provided, however, should Landlord fail to reimburse Tenant with said ten (10) day period, then Tenant may, at its option, offset such amount against subsequent rent due under this Lease.

14. ALTERATIONS AND IMPROVEMENTS. Except as provided in Paragraph 1, all Tenant improvements are to be constructed at Tenant's sole expense and are subject to approval by Landlord. Landlord agrees to assist Tenant in obtaining zoning approvals required for fencing or alternatively a waiver of any fencing requirement. Tenant will not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent.

         Subject to Tenant's rights as described herein, all alterations, additions, fixtures, and improvements (but not moveable equipment or furnishings), whether temporary or permanent in character, made in or upon the Premises by Tenant, will immediately become Landlord's property and at the end of the term of this Lease will remain on the Premises without compensation to Tenant. By notice given to Tenant no less than ninety (90) days prior to the end of this Lease, Landlord may require that any alterations, additions, fixtures, and improvements made in or upon the Premises (other than the Tenant Improvements) be removed by Tenant. In that event, Tenant will remove the alterations, additions, fixtures, and improvements at Tenant's sole cost and will restore the Premises to the condition in which they were before the alterations, additions, improvements, and additions were made, reasonable wear and tear excepted.

         Tenant agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys fees and costs reasonably incurred in and about the defense of any suit in discharging the Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien will be made or filed, Tenant will bond against or discharge the same within ten (10) days after receipt of notice that the same has been made or filed. It is understood and agreed between the parties to this Lease that the expenses, costs and charges above referred to will be considered as rent due and will be included in any lien for rent.

         Tenant will not have any authority to create any liens for labor or material on Landlord's interest in the Premises and all persons contracting with Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration or repair of any facilities or other improvements on or about the Premises, and all materialmen, contractors, mechanics, and laborers are hereby charged with notice (which notice Tenant will deliver in writing to each such party prior to the commencement of any service by said party) that they must look only to Tenant and to Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant. The provisions of this paragraph are set forth in a notice which may be recorded by Landlord in the Public Records of Broward County, Florida.

         Notwithstanding anything to this contrary contained in this Paragraph, Tenant will not make any alterations, improvements, additions or decorations to the Premises which in any manner affect the exterior or the structural integrity of the Premises without first obtaining in each instance the written consent of Landlord, which consent will be in the reasonable discretion of Landlord (provided that, with respect to the Tenant Improvements, such consent shall not be unreasonably withheld or delayed).

15. END OF TERM. At the end of this Lease, Tenant will surrender the Premises in good order and condition, ordinary wear and tear excepted. Tenant will not remove any trade fixtures without Landlord's prior written consent. Whether or not Tenant is then in default, Tenant will remove alterations, additions, improvements, trade fixtures, equipment, and furniture that Landlord has requested be removed in accordance with Paragraph 14 above. Tenant will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all reasonable expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this Lease.

16.      DAMAGE AND DESTRUCTION

         (a) In the event that the Premises are damaged by fire or other casualty, then Tenant shall notify Landlord in writing of such event. If the damage is to an extent that there is Major Damage, as hereinafter defined, Landlord shall have the option to cancel this lease by written notice to Tenant within ten (10) days from the date of such Major Damage, and Tenant shall have the option to cancel this Lease by written notice to Landlord within sixty (60) days from the date of such Major Damage. The term "Major Damage" shall mean any damage which was not due to the fault of Tenant or its agents, employees, or invitees, and as to which: (a) the estimated cost of fully repairing the damage exceeds fifty (50%) percent of the then full replacement value of the Premises,
(b) twenty-five (25%) percent or more of the improvements included in the Premises are rendered unsuitable for occupancy or use, or (c) the damage is caused by an event which is not covered by the insurance policies which Tenant is required to carry pursuant to Paragraph 9 hereof, and the estimated cost of fully repairing the damage exceeds $50,000.00 or more. If either Landlord or Tenant elects to terminate this Lease pursuant to this Paragraph 16(a), the Lease shall terminate fifteen (15) days after the date as of which such notice of termination was deemed given hereunder, Tenant shall surrender possession to Landlord, and all accrued rights under this Lease shall survive termination, as if such date were the natural expiration date of the Lease Term.

         (b) If neither Landlord nor Tenant elects to terminate this Lease under the Major Damage provision in Paragraph 16(a), above, or if the damage does not constitute Major Damage, the Tenant shall repair or rebuild the Premises to substantially the same condition as existed immediately prior to the damage and in accordance with the applicable federal, state and local building codes. Any and all proceeds of the insurance policies maintained by Tenant pursuant to Paragraph 9 hereof shall be made available to Tenant for the cost of such repairs. The restoration shall be done as promptly as reasonably possible. In the event Tenant is unable to use all or any part of the Premises while the Premises are being restored, then the Rent shall be reduced and abated by a just, fair and equitable proportion of the Rent payable according to the size, nature and extent of the property that is damaged, taking into account the practical and economic effect of the damage in question on the operation of the Premises; provided, however, that there shall be no such abatement to the extent Tenant has not maintained insurance covering the cause of the damage as required by the provisions of Paragraph 9. The abatement of the Annual Rent shall commence with the date of the damage and continue until the repairs are substantially completed. Other obligations of Tenant under this Lease shall not abate in any manner.


17.      CONDEMNATION

         (a) Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises cannot be used by Tenant for the purposes for which they were used immediately before the taking, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "ending date"). If this Lease ends according to this Paragraph 17, prepaid rent will be appropriately prorated to the ending date.

         (b) Partial Taking. If, after a taking, so much of the Premises remains that the Premises can be used for substantially the same purposes in the reasonable opinion of the Tenant for which they were used immediately before the taking:

                  (1) this Lease will end on the ending date as to the part of the Premises which is taken;

                  (2) prepaid rent will be appropriately allocated to the part of the Premises which is taken and prorated to the ending date;

                  (3) beginning on the day after the ending date, rent for so much of the Premises as remains will be reduced in the proportion of the area remaining after the taking;

                  (4) Landlord will keep the entire award.

            (c) Tenant's Award. In connection with any taking subject to Paragraph 17(a), Tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which Tenant was entitled to remove and moving expenses) only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

18.      SUBORDINATION

         (a) General. Tenant shall, upon request of the holder of a mortgage or deed of trust in the nature of a mortgage, which holder is a commercial or institutional lender ("Mortgagee"), subordinate any interest which it has by virtue of this Lease, and any extensions and renewals thereof to any mortgages or deeds of trust placed upon the Premises by Landlord, if and only if such Mortgagee shall execute, deliver and record in the appropriate registry of deeds a recognition and non-disturbance agreement in form and content generally used in commercial loan transactions and approved by Tenant, such approval not to be unreasonably withheld. Such Agreements shall provide by their terms that notwithstanding any foreclosure of such mortgage or deeds of trust Tenant may continue to occupy the Premises during the Term of this Lease or any extensions or renewals thereof under the same terms, conditions and provisions of this Lease unless Tenant shall be in default beyond any applicable grace periods provided for herein. Landlord shall at or prior to the Commencement Date, secure from Landlord's present mortgagee of the Premises a non-disturbance agreement in a form reasonably acceptable to Tenant.

         (b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Landlord's interest in the Premises, Tenant will pay to it all rents subsequently payable under this Lease. Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease. Upon request by the successor in interest and without cost to Landlord or the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Tenant in its use of the Premises in accordance with this Lease. If Tenant fails or refuses to execute, acknowledge, and deliver the instrument within twenty (20) days after written demand, the successor in interest will be entitled to execute, acknowledge, and deliver the document on behalf of Tenant as Tenant's as attorney-in-fact. Tenant constitutes and irrevocably appoints the successor in interest as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any document described in this paragraph.

19. LANDLORD'S ACCESS. Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency. In the absence of an emergency, Landlord, its agents, employees, and contractors may enter the Premises at reasonable hours, and only upon at least 48 hours prior notice to Tenant, to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders, or Tenants, (c) determine whether Tenant is complying with its obligations in this Lease, (d) supply any other service which this Lease requires Landlord to provide, (e) post notices of non-responsibility or similar notices, or (f) make repairs which this Lease requires Landlord to make; however, all work will be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant waives any claim on account of inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by the entry. Landlord will at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes, and similar areas designed in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem proper to open doors in the Premises and to the Premises in an emergency in order to enter the Premises. No entry to the Premises by Landlord by any means will be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor will any entry entitle Tenant to damages or an abatement of rent or other charges which this Lease requires Tenant to pay.

20.      INDEMNIFICATION, WAIVER AND RELEASE.

         (a) Indemnification. Tenant will indemnify Landlord, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation attorneys' fees and court costs) incurred in connection with or arising from:

                  (1) the use or occupancy of the Premises by Tenant or any person claiming under Tenant;

                  (2) any activity, work, or thing done or permitted or suffered by Tenant in or about the Premises;

                  (3) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any person;

                  (4) any breach, violation, or nonperformance by Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, or any person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

                  (5) except for loss of use of all or any portion of the Premises or Tenant's property located within the Premises or injury to any person that is proximately caused by or results proximately from the gross negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant.

                  If any action or proceeding is brought against Landlord, its employees, or agents by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

         (b) Waiver and Release. Tenant waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord, its agents, and employees will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority.

21. ADDITIONAL RENT. Any and all sums of money or charges required to be paid by Tenant under this Lease, whether or not the same be so designated, will be considered "Additional Rent" or "Additional Rental". If such amounts or charges are not paid at the time provided in this Lease, they will nevertheless, be collectible as Additional Rent with the next installment of Minimum Rent thereafter falling due hereunder, but nothing herein contained will be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any other remedy of Landlord.

22. SERVICES. Tenant will at its sole cost and expense keep and maintain throughout the Term all necessary services required for the operation of its business at the Premises including, but not limited to, water, sewer, gas (if any), phone, electricity, collection and removal of refuse and garbage and pest control. In the event Landlord determines in his sole discretion that any of the services described herein should be separately metered, Tenant will cause to be installed the appropriate meters at its sole cost and expense.

         Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

23. FIXTURES AND PERSONALTY. Tenant hereby agrees that all personal property and equipment placed at the Premises by Tenant ("Tenant's Property") will be at Tenant's sole risk, and Landlord will not be liable for damage, theft or misappropriation thereof, except to the extent caused by the negligence of Landlord. At or before the expiration date of this Lease, or within thirty (30) days after any earlier termination date, Tenant, at its expense, will remove from the Premises all of Tenant's Property. Tenant will repair any damage to the Premises and restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises, reasonable wear and tear excepted. Any other items of Tenant's Property which will remain in the Premises after the expiration date of this Lease, or after a period of thirty (30) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by Landlord as his property or disposed of by Landlord, without accountability, in such manner as Landlord will determine, at Tenant's expense.

24. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term without the consent of Landlord, such occupancy will be a tenancy at sufferance, subject, however, to all of the terms and provisions hereof, except that Minimum Rent will be at the Minimum Rent for the month immediately preceding the expiration or earlier termination of this Lease.

25.      DEFAULT

         (a) Events of Default. The following occurrences are "events of default":

                  (1) Tenant defaults in the due and punctual payment of Minimum Rent, and the default continues for five (5) days after notice from Landlord; however, Tenant will not be entitled to more than two (2) notices for default in payment of rent during any twelve-month period, and if, within twelve (12) months after any notice, any rent is not paid when due, an event of default will have occurred without further notice;

                  (2) Tenant fails to occupy the Premises for one or more of the purposes permitted under this Lease for a period of thirty (30) consecutive days, unless such failure to occupy is governed by another provision of this Lease;

                  (3) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subjected to any attachments by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged within fifteen (15) days after its levy;

                  (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

                  (5) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;

                  (6) Tenant fails to take possession of the Premises on the commencement date of the term; or

                  (7) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and the breach continues for a period of thirty (30) days after notice by Landlord to Tenant.

         (b) Remedies. If any one or more events of default set forth in 25(a) occurs, then Landlord may, at its election, either:

                  (1) give Tenant written notice of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant's right to possession of the Premises will cease and the Lease will be terminated, except as to Tenant's liability set forth in this Paragraph, as if the date fixed in the notice were the end of the term of this Lease. If the Lease is terminated pursuant to the provisions of this subparagraph (1), Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this Lease for the balance of the term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord's expenses in connection with reletting. Landlord will be entitled to collect damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive damages from Tenant on each day. Alternatively, at the option of Landlord, if this Lease is terminated, Landlord will be entitled to recover from Tenant:

                           a. the worth at the time of award of the unpaid rent
which had been earned at the time of termination;

                           b. any other amount necessary to compensate Landlord
for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from the failure. The "worth at the time of award" of the amount referred to in clauses (A) is computed by allowing interest at the highest rate permitted by law.

or

                           c. without demand or notice, re-enter and take
possession of the Premises or any part of the Premises; repossess the Premises as of the Landlord's former estate; expel the Tenant from the Premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Landlord elects to re-enter as provided in this Paragraph, or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises, either alone or in conjunction with other portions of the Project of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Landlord, in its reasonable discretion, may determine. Landlord may collect and receive the rents for the Premises. No re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of the intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and in that event the Lease will terminate as specified in the notice. If Landlord elects to take possession of the Premises according to this Paragraph without terminating the Lease, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with the reletting, including without limitation all reasaonble repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the Premises covered by the reletting include areas that are not part of the Premises, a fair apportionment of the rent received from the reletting and the expenses incurred in connection with the reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay the amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each day. If Landlord commences any proceedings for non-payment of Minimum Rent or Additional Rent, Tenant will interpose any compulsory or mandatory counterclaim required by the applicable procedural rules of the court. Except as expressly provided in this Lease, the covenants to pay Minimum Rent and other amounts hereunder are independent covenants and Tenant will have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

26. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit. The above notification is provided as required by Florida Law.

27. ESTOPPEL CERTIFICATE. At any time and from time to time Tenant or Landlord, upon request of the other, will execute, acknowledge and deliver an instrument, stating, if the same be true, that: this Lease is a true and exact copy of the Lease between the parties hereto; there are no amendments hereof (or, if not so, stating what amendments there may be); this Lease is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Minimum Rent or any other sums due hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Landlord to be performed (or, if not so, setting forth those offsets, defenses or counterclaims existing); as of such date, to its knowledge Landlord or Tenant is not in default of any of the terms and provisions hereunder or, if a default has been declared, such instrument will specify same; and the current Minimum Rent, Additional Rent, Security Deposit paid and all other appropriate information requested by Landlord. Such instrument will be executed by the other party and delivered to the requesting party within ten (10) days of such request, or else the statements made in the proposed estoppel request will be deemed correct, and Landlord may execute such certificate as the agent of Tenant.

28. LANDLORD'S EXCULPATION. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that Landlord will have no personal liability with respect to any of the provisions of this Lease and any amendments or supplements thereto, and Tenant will look solely to the estate and property of Landlord in the Premises, and the rents relating thereto, for the satisfaction of Tenant's remedies including without limitation the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord; subject, however, to the prior rights of any ground Landlord or holder of any mortgage covering all or part of the Premises, and no other assets of Landlord or any principal of Landlord will be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. Without limitation of the foregoing, upon each sale or other conveyance of any portion of the Premises to any party, the grantor thereof will have no liability whatsoever hereunder for events arising thereafter. This Paragraph will inure to the benefit of Landlord's successors and assigns.

29. QUIET ENJOYMENT. Landlord covenants that, upon Tenant's payment of Minimum Rent and Additional Rent and performing all of the terms, conditions, covenants and agreements contained in this Lease, Tenant will peaceably and quietly have, hold and enjoy the Premises during the Term.

30. RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE.If, at any time during the Term (including any renewal term) additional rentable space becomes available within the center or project where the Premises are located, and Landlord receives a bona fide offer, whether or not solicited by it, from any third party for the lease of such additional space, and if the Landlord is willing to accept such offer, then Landlord shall give written notice to Tenant of: (i) the amount and terms of the offer; (ii) the identity of the proposed lessee; and (iii) its willingness to accept the offer. Tenant shall have the option, within three (3) business days after that notice is given, to lease the additional space on the same terms as those contained in the third party offer. Upon the expiration of such three business day period without exercise of the option, the Landlord shall be permitted to complete the leasing of the additional space exactly as described in such notice, which lease must be executed by Landlord and the proposed lessee within sixty (60) days of the expiration of such three business day period. If the lease with the third party for the additional space is not executed within such sixty (60) day period, then Landlord shall not be permitted to lease the additional space pursuant to such bona fide offer without again adhering to the procedures of this Paragraph.

31.      RIGHT OF FIRST REFUSAL

         (a) For purposes of this Paragraph 31, the term "transfer" shall include any sale or other voluntary transfer of title to the Premises. Moreover, any direct or indirect change in control of Landlord, including, without limitation, any transfer of fifty percent (50%) or more of the equity in Landlord, by reason of equity sale, merger, consolidation or similar transaction (whether in one transaction or in a series of transactions), shall be deemed to be a transfer of the Premises. During the term of this Lease, if Landlord receives a bona fide offer, whether or not solicited by it, from any third party for the purchase of the Premises, and if the Landlord is willing to accept such offer, then Landlord shall give written notice to Tenant of: (i) the amount and terms of the offer; (ii) the identity of the proposed transferee; and (iii) its willingness to accept the offer. Tenant shall have the option, within seven (7) days after that notice is given, to elect to purchase the Premises on the same terms as those contained in the third party offer. Upon the expiration of such seven (7) day period without exercise of the option, the Landlord shall be permitted to complete the sale of the Premises exactly as described in such notice, which sale must close within ninety (90) days of the expiration of such seven (7) day period. If the sale shall not occur during such ninety (90) day period, then Landlord shall not be permitted to sell the Premises pursuant to such bona fide offer without again adhering to the procedures of this Paragraph.


32.      MISCELLANEOUS PROVISIONS.

         (a) No Waiver. No waiver by Landlord or Tenant of any term, covenant or condition herein contained will be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. No term, covenant, or condition of this Lease will have been deemed to have been waived by Landlord or Tenant, unless such waiver be in writing and signed by Landlord or Tenant, as the case may be. The rights and remedies created by this Lease are cumulative, and are not intended to be exclusive.

         (b) Headings. The marginal headings and section titles set forth in this Lease are for convenience purposes only and will have no effect upon the construction or interpretation of any part hereof.

         (c) Time is of the Essence. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

         (d) Successors and Assigns. The respective rights and obligations hereunder will inure to, and be binding upon, the respective heirs, distributees, devisees, legal and personal representatives, permitted assigns, grantees, and successors in interest of both Landlord and Tenant.

         (e) Prior Agreements. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understandings pertaining to any such matters will be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

         (f) Partial Invalidity and Construction. Any provision of this Lease which will prove to be invalid, void, illegal, or otherwise unenforceable, will be deemed severed from this Lease, and will in no way affect, impair or invalidate any other provision hereof and such other provisions will remain in full force and effect. This Lease will be construed only with regard to the presumption that both parties hereto participated equally in the drafting of this Lease.

         (g) Brokers. Landlord and Tenant represent and warrant each to the other that, except for Florida Trust Realty, Inc. (whose commission shall be paid by Landlord), (i) it has not dealt with any broker, agent, or other person in connection with this leasing transaction, and (ii) no broker, agent, or other person brought about this leasing transaction. Each agrees to indemnify the other against and to hold it harmless from any and all claims by any other broker, agent, or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant with regard to this leasing transaction. The provisions of this Paragraph (g) will survive the termination of this Lease.

         (h) Choice of Law and Venue. This Lease will be governed by the laws of the State of Florida and venue for any action brought with regard hereto will be Broward County, Florida.

         (i) Attorneys' Fees. In the event of any litigation arising out of or in connection with this Lease, the prevailing party will be entitled to recover its reasonable attorneys' fees and costs incurred at all pretrial, trial and appellate levels.

         (j) Notices. Notices and demands required or permitted to be sent to those listed hereunder will be sent by hand, by certified mail, return receipt requested, postage prepaid, by Federal Express or other reputable overnight courier service, or by Facsimile transmission and will be deemed to have been delivered on the date the same is (i) hand delivered; (ii)postmarked, if sent by certified mail, (iii) deposited, if sent by Federal Express or such other reputable overnight courier service, but will not be deemed received until (a) one (1) business day following deposit with Federal Express or other reputable overnight courier service, or (b) three (3) days following deposit in the United States Mail if sent by certified mail, to the addresses shown below, or (iv) sent with receipt confirmation, if sent by Facsimile transmission.

              As to Landlord:      Uniwest, Inc.
                                   7900 North University Drive
                                   Tamarac, FL 33321

              As to Tenant:

                                   Prior to the Commencement Date:

                                   CyGene, Inc.
                                   7786 Wiles Road
                                   Coral Springs, FL 33067

                                   From and After the Commencement Date:


                                   To the Tenant at the address of the Premises.


         or at such other address requested in writing by either party upon thirty (30) days prior written notice to the other party.

         (k) Recording. Neither this Lease nor any memorandum or short form hereof will be recorded amongst the Public Records of Broward County, Florida by Tenant and any such recording will be a default hereunder.

         (l) Authority. If Tenant signs this lease as a corporation, each of the persons executing this lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

         (m) Waiver of Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding, or counterclaim brought by either of them against the other on all matters arising out of this lease or the use and occupancy of the Premises (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any proceeding. Tenant will have the right to initiate a separate action for any claim.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:

UNIWEST, INC.




By:  /s/Richard Mazlin
     ----------------------
Name: Richard Mazlin
      ---------------------
Title:  CEO
        -------------------

STATE OF FLORIDA
COUNTY OF

         The foregoing instrument was acknowledged before me this 5th day of August, 2004, by Richard Mazlin as the CEO of Uniwest, Inc., the corporation described in and which executed the foregoing instrument, and such individual is personally known to me or has produced identification and did (did not) take an oath.

                                            /s/
                                            -----------------------------------
                                            NOTARY PUBLIC
My Commission Expires:                      Print Name:





TENANT:

CYGENE, INC.


By:  /s/ Martin Munzer
     -------------------------------------
     Martin Munzer
     President and Chief Executive Officer

STATE OF FLORIDA
COUNTY OF

         The foregoing instrument was acknowledged before me this 5th day of August, 2004, by Martin Munzer as the President and Chief Executive Officer of CyGene, Inc., the corporation described in and which executed the foregoing instrument, and such individual is personally known to me or has produced identification and did (did not) take an oath.


                                            /s/
                                            -----------------------------------
                                            NOTARY PUBLIC
My Commission Expires:                      Print Name:

                                    Exhibit A

1.       Site Plan

[Graphic Omitted]

2.       Floor Plan

[Graphic Omitted]


3.       Elevation

[Graphic Omitted]

                                    Exhibit B

                                   ARTICLE IX
                                USE RESTRICTIONS


                                   ARTICLE IX
                                USE RESTRICTIONS

         All of the Property shall be held, used, and enjoyed subject to the following limitations and restrictions, and any and all additional rules and regulations which may, from time to time, be adopted by the Master Association, except as provided in Section 19 below with respect to the Master Declarant and Office Suite Units owned by the Master Declarant:


Section 1: ENFORCEMENT Failure of an Owner to comply with any limitations or restrictions in this Master Declaration or any of the Master Documents or with any rules and regulations promulgated by the Master Association shall be grounds for action Which may include, without limitation, an action to recover sums due for damages, injunctive re1ief, or any combination thereof.

         In addition to all other remedies, the Master Association may suspend, for a reasonable period of time, suspend the voting rights of an Owner if such Owner is delinquent in payment of assessments for more than ninety (90) days; and may levy reasonable fines against any Owner or any Owner's lessee, guest or invitee for failure of such Owner, such Owner's guests, invitees, lessees or employees to comply with any of the Master Documents, provided the following procedures are, adhered to:

         A. Notice. The Master Association shall notify the Owner in writing of the-noncompliance and set forth the corrective action to be taken. A fine or suspension of voting rights may not be imposed without notice of at least fourteen (14) days to the Owner sought to be fined or suspended and an opportunity for a hearing before a special master appointed by the Board or a committee of at least three (3) members appointed by the Board who are not officers, directors, or employees of the Master Association, or the spouse, parent, child, brother or sister of an officer, director,- or employee of the Master Association, If the committee, by majority vote, does not approve a proposed fine or suspension, it may not be imposed. At the Master Association's option, any fine may be levied on a daily basis in the event of a continuing violation without the necessity of a new hearing and without any limitation on the amount of such fine.

         B. Hearing. Should the Owner still be in noncompliance, the noncompliance shall be presented to the Board after which the Board shall hear reasons why a fine should or should not be imposed. A written decision of the Board shall be submitted to the Owner, as applicable, not later than twenty-one
(21) days after said meeting.

         C. Payment. A fine shall be paid not later than thirty (30) days after notice of the imposition of the fine.

         D. Fines. A fine shall be treated as an Assessment subject to the provisions of the collection of Assessments as otherwise set forth herein, and shall constitute a lien upon the applicable Office Suite Unit, with the sane force and effect as a lien for Common Expenses. All monies received from fines shall be allocated as directed by the Board, subject always to the provisions of this Master Declaration.

         E. Failure to Pay Assessments. Notice and Hearing as provided in Subparagraphs A and B above shall not be required with respect to the imposition of suspension of voting rights or fines upon any Owner because of such Owner's failure to pay Assessments or other charges when due.

Section 2. NUISANCES. No obnoxious or offensive activity shall be carried on or about the Office Suite Units or in or about any Improvements or on any portion of the Property nor shall anything be done therein which may ce or become an unreasonable annoyance or a nuisance to any Owner. No use or practice shall be allowed in or around the Office Suite Units which is a source of annoyance to Owners or occupants of Office Suite Units or which interferes with the peaceful possession or proper use of the Off ce Suite Units or the surrounding areas. No loud noises or noxious odors shall be permitted in any Office Suite Unit. Without limiting the generality of any of the foregoing provisions, no horns, whistles, bells or other sound devices (other than security devices used exclusively for security purposes), noisy or smok3~yetnc1es, unlicensed off-road motor vehicles or any items which may unreasonably interfere with television or radio reception of any Owner shall be located, used or placed on any Office Suite Unit, or exposed to the view of other Owners without the prior written approval of the Board.

Section 3. PARKING AND VEHICULAR RESTRICTIONS. Parking upon the Property shall be restricted to designated parking areas within the Master Association Property. No parking on the streets or swales is permitted. No Owner shall keep any vehicle on the Master Association Property which is deemed to be a nuisance by the Board. No Owner shall conduct repairs taking more than two (2) hours or restorations of any motor vehicle, boat, trailer, or other vehicle upon the Master Association Property. No commercial vehicle, trailer, motor home, boat or boat trailer may be parked or stored on the Master Association Property during the hours of midnight and 6 a.m. No bus or tractor-trailer or any other truck larger than a full-size pickup truck may be parked on the Master Association Property, except temporarily as in the case of a moving van or other such vehicle necessary to provide service to an Owner and with the exception of any vehicles necessary for any construction activity being performed by or on behalf of the Master Declarant. An Owner and its lessees and employees shall not park any of his/her vehic1es in spaces reserved for guests. Visitors and guest shall be permitted to park in such guest spaces for no more than twenty-four (24) continuous hours. The use of such parking spaces by Owners, occupants, visitors and guests shall also be subject to any other duly adopted rules and regulations of the Master Association. The Master Association shall be responsible for the maintenance of such guest parking spaces as more fully described in Article VIII hereof.

Section 4. NO IMPROPER USE. No improper, offensive, hazardous or unlawful use shall be made of any Office Suite Unit nor shall anything be done thereon tending to cause embarrassment, discomfort annoyance or nuisance to any person using any portion of the Property. All valid laws, zoning ordinances and regulations of all governmental bodies having jurisdiction thereover shall be observed. Violations of laws, orders, rules, regulations or requirements of any governmental agency having jurisdiction thereover relating to any Office Suite Unit shall be corrected by, and at the sole expense of the Owner of the Office Suite Unit.

Section 5. LEASES. No portion of an Office Suite Unit (other than an entire Office Suite Unit) may be rented. All leases shall provide for a minimum lease term of one (1) year. No lease shall provide for an early termination which would reduce a lease term to a period of less than one (1) year, except in the event of a default of the lessee. All leases shall provide and if they do not so provide then the leases shall be deemed to provide, that the Master Association and the applicable Sub-Association shall have the tight to terminate the lease upon default by the lessee in observing any of the provisions of this Master Declaration, the Articles, the Bylaws, applicable rules and regulations, or of any other agreement, document or instrument governing the Office Suite Units. The Owner of a leased Office Suite Unit shall be jointly and severally liable with such Owner's lessee for compliance with the Master Documents and to the Master Association to pay any claim for injury or damage to property caused by the negligence of the lessee. Every lease shall be subordinate to any lien filed by the Master Association whether before or after such lease was entered into.

Section 6. ANIMALS AND PETS. Only common domesticated household pets may be kept in any Office Suite Unit, but in no event for the purpose of breeding or for any commercial purposes whatsoever. No other animals, livestock, horses, reptiles or poultry of any kind shall be kept, raised, bred or maintained on any portion of the Property. Permitted pets shall only be kept subject to and in accordance with such rules and regulations as shall be promulgated from time to time by the Board. However, under no circumstances will any dog whose breed is noted for its viciousness or ill-temper, in particular, the "Pit Bull" (as hereinafter defined), Rottweiler, Mastiff, Presa Canario, or any crossbreeds of such breeds, be permitted on any portion of the Property. A `Pit Bull" is defined as any dog that is an American Pit Bull Terrier, American Staffordshire Terrier, Staffordshire Bull Terrier, or any dog displaying a majority of the physical traits of any one (I) or range of the above breeds, or any dog exhibiting those distinguishing characteristics which substantially conform to the standards established by the American Kennel Club or United Kennel Club for any of the above breeds. No exotic pet or any animal of any 1dM which has venom or poisonous defense or capture mechanisms) or if let loose would constitute vermin, shall be allowed on any portion of the Property. Trained seeing-eye dogs will be permitted for those persons holding certificates of blindness and necessity. Other animals will be permitted if such animals serve as physical aides to handicapped persons and such animals have been trained or provided by an agency or service qualified to provide such animals. The guide or assistance animal will be kept in direct custody of the assisted person or the qualified person training the animal at all times when on the Property and the animal shall wear and be controlled by a harness or orange-colored leash and collar. Any pet must be carried or kept on a leash when outside of an Office Suite Unit. No pet shall be kept tied up outside of an Office Suite Unit. An Officer shall immediately pick up and remove any solid animal waste deposited by such Owner's pet on the Property. An Owner is responsible for the cost of repair or replacement of any Master Association Property damaged by such Owner's pet.

         Each Owner who determines to keep a pet thereby agrees to indemnify the Master Association and the Master Declarant and hold them harmless against any loss or liability of any kind or character whatsoever arising from or growing out of such Owner's having any animal on the Property.

Section 7. ADDITIONS AND ALTERATIONS. No Office Suite Unit shall be enlarged by any addition thereto or to any part thereof, and no Owner shall make any improvement, addition, or alteration to the exterior of such Owner's Office Suite Unit, including, without limitation, the painting, staining, or varnishing of the exterior of the Office Suite Unit, including doors, without the prior written approval of the Architectural Control Committee as set forth in Article X hereof and all applicable governmental entities.

Section 8. INCREASE IN INSURANCE RATES. No Owner may engage in any action which may reasonably be expected to result in an increase in the rate of any insurance policy or policies covering or with respect to any portion of the Property not owned by such Owner.

Section 9. SLOPES AND TREES. No Owner may engage in any activity which will change the slope or drainage of any portion of the Property. No additional trees are permitted to be planted on the Property and no trees are permitted to be removed from the Property without the prior written consent of the Master Declarant for as long as the Master Declarant owns an Office Suite Unit, and thereafter without the prior written consent of the Board.

Section 10. SIGNS. No sign, display, poster, or other advertising device of any kind (including, without limitation, signs for the sale or renting of Office Suite Units) may be displayed in public view on any portion of any Building or other Improvement in the Property without the prior written consent of the Architectural Control Committee. Signs, regardless of size, used by the Master Declarant, its successors or assigns, for advertising during the construction and sale period of Coral Springs Professional Campus or other communities developed and/or marketed by the Master Declarant or its affiliates and other signs authorized by the Master Declarant shall be exempt from this Section. Such sign or signs as the Master Declarant may be required to erect under the terms of an Institutional Mortgage shall be exempt from this Section.

Section 11. TRASH AND OTHER MATERIALS. No rubbish, trash, garbage, refuse, or other waste material shall be kept or permitted on the Office Suite Units and/or Master Association Property, or other portions of the Property, except in designated garbage dumpsters located on the Master Association Property, and no odor shall be permitted to arise therefrom so as to render the Property or any portion thereof unsanitary, offensive, detrimental or a nuisance to Owners or to any other property in the vicinity thereof or to its occupants. No items shall be hung, dried, or aired in such a way as to be visible from the Master Association Property or another Office Suite Unit. No stripped vehicles, lumber or other building materials, grass, tree clippings, metals, scrap, automobile pieces or parts, refuse, or trash shall be stored or allowed to accumulate on any portion of the Property (except when accumulated during construction by the Master Declarant, during construction approved by the Architectural Control Committee, or when accumulated by an Owner or the Master Association for imminent pick-up and discard).

Section 12. TEMPORARY STRUCTURES. No tent, shack, shed or other temporary building or Improvement, other than separate construction, sales and leasing trailers to be used by the Master Declarant, its agents and contractors, for the construction, service and sale or lease of Coral Springs Professional Campus or other communities, shall be placed upon any portion of the Property, either temporarily or permanently. No trailer, motor or recreational vehicle shall be:
(a) used as a residence, either temporarily or permanently, or (b) parked upon the Property.

Section 13. OIL AND MINING OPERATIONS. No oil drilling, oil development operations, oil refining, boring or mining operations of any kind shall be permitted upon or on any portion of the Property nor shall oil wells, tanks, tunnels, mineral excavations or shafts be permitted upon or in any portion of the Property. No derrick or other structure designed for use in boring for oil or natural gas shall be erected, maintained or permitted upon any portion of the Property.

Section 14. SEWAGE DISPOSAL. No individual sewage disposal system shall be permitted on any of the Property, provided that a central sewage disposal system is being operated in accordance with the requirements of the governmental regulatory body having jurisdiction over said central system.

Section l5. WATER SUPPLY. No individual water supply system shall be permitted on any of the Property, provided that a central water supply system is being operated in accordance with requirements of the governmental body having jurisdiction over said central system, except that wells are permitted for the irrigation of landscaping only, provided that a stain tank is installed in conjunction with the irrigation well.

Section 16. FENCES. Other than fences that may be constructed and installed by the Master -Declarant, if any, fences shall be strictly prohibited.

Section 17. ANTENNAE. No outside television, radio, or other electronic towers, aerials, antennae, satellite dishes or device of any type for the reception or transmission of radio or television broadcasts or other means of communication shall hereafter be erected constructed, placed or permitted to remain on any portion of the Property or upon any improvements thereon, unless expressly approved in writing by the Master Association, except that this prohibition shall not apply to those satellite dishes that are one (1) meter (39.37 inches) in diameter or less, and specifically covered by 47 C.FR. Part 1, Subpart S
Section 1.4000, as amended, promulgated under the Telecommunications Act of 1996, as amended from time to time. The Master Association is empowered to adopt rules governing the types of antennae which may be permitted and restrictions relating to safety, location and maintenance of antennae. The Master Association may also adopt and enforce reasonable rules limiting installation of permissible dishes or antennae to certain specified locations, not visib1e from the street and integrated with the Property and surrounding landscape, to the extent that reception of an acceptable signal would not be unlawfully impaired by such rules and provided the cost of comp1ying with such rules would not unreasonably increase the cost of installation of permissible dishes or antennae. Any permissible dishes or antennae shall be installed in compliance with all federal, state and local laws and regulations, including zoning, land-use and building regulations. Further, any Owner desiring to install permissible dishes or antennae may, but is not obligated, submit plans and specifications for same to the Architectural Control Committee to ensure compliance with the Master Association's rules governing the types of permissible antennae and restrictions relating to safety, location and maintenance of antennae. This Section 17 shall not apply to the Master Declarant.

Section 18. WINDOW TREATMENTS. All window treatments within an Office Suite Unit which are visible from the exterior of the Office Suite Unit shall be off-white or brown in color or have an off-white or brown backing, whether as initially installed by Developer or otherwise approved in writing by the Board.

Section 19. MASTER DECLARANT EXEMPTION. The Master Declarant plans to undertake the work of constructing the Buildings containing Office Suite Units arid improvements upon the Property and may undertake the work of constructing other buildings upon other property being developed or marketed by the Master Declarant or its affiliates. The completion of the aforementioned work and the sale, rental and other transfer of Office Suite Units by the Master Declarant and its affiliates is essential to the establishment and welfare of the Property as a business park. In order that such work may be completed and a fully occupied business park established as rapidly as possible, neither the Owners nor the Master Association shall do anything whatsoever to interfere with any of the Master Declarant's or its affiliates' activities relating to the constructing of Office Suite Units and Improvements upon the Property, the constructing of other buildings upon any other property being developed or marketed by the Master Declarant or its affiliates, or the sale, rental and/or other transfer of Office Suite Units by the Master Declarant or its affiliates.

         In general, the restrictions and limitations set forth in this Article IX shall not apply to the Master Declarant or to Office Suite Units owned by the Master Declarant. The Master Declarant shall specifically be exempt from any restrictions which interfere in any manner whatsoever with the Master Declarant's plans for development, construction sale, lease, or use of the Property, the Buildings, the Office Suite Units and to any other Improvements thereon. The Master Declarant shall be entitled to injunctive relief for any actual or threatened interference with its rights under this Article IX in addition to whatever remedies at law to which it might be entitled.

23